                                                                            Ex. 99-1

                                                                NEWS RELEASE

                                                                                                                                     Contacts:   Jason D. Davis VP & Interim CFO
                                                                      Particle Drilling Technologies, Inc.
                                                                   713-223-3031

FOR IMMEDIATE RELEASE

                                                                    Jack Lascar / Sheila Stuewe
                                                                    DRG&E / 713-529-6600

PARTICLE DRILLING TECHNOLOGIES
ANNOUNCES FISCAL 2009 SECOND QUARTER EARNINGS

Highlights

•	64 holes successfully drilled in 6 ½ inch size removing 100% of rock with particles

•	Customer identified weak zone in seismic data causing cancelation of scheduled well trial

•	Working with same customer to identify opportunities in Haynesville and Pinedale

•	Currently designing most common sized 9 7/8 inch bit for much broader application

•	Company unsuccessful in appealing NASDAQ delisting decision

Houston – May 11, 2009 – Particle Drilling Technologies, Inc. (NASDAQ: PDRT) (the "Company") today announced its financial results for the fiscal 2009 second quarter ended March 31, 2009.

During the second quarter, the Company has focused all of its efforts on meeting the requirements of its customer's development plans that called for the Particle Impact Drilling ("PID") technology to be on location and drilling in April 2009. Our customer had been shooting seismic in the area that the next trial was to take place.  Just before we began mobilizing the PID system from Houston, they identified a potential weak zone in the interval in which they intended using the PID system.  The customer deemed that the risk associated with utilizing the PID system while drilling through this weak zone was unacceptable and we were told to suspend the mobilization.

Subsequent to that event, we have been working with this customer and others in evaluating alternative field trial opportunities for the 6 ½ inch PID bits.  Drilling 6 ½ inch hole in very hard formations is fairly uncommon, which is one of the reasons this customer paid for the development of this size bit.

We continue to work with this customer in evaluating opportunities in both 9 7/8 inch and 6 inch hole sizes.  As a result of developing the 6 ½ inch PID bit, we now understand the viability of removing 100% of the rock with steel particles.  We believe that this breakthrough is scalable to other PID bit sizes and will increase bit life well beyond our previous expectations.  Bit life had always been a concern and now that we have confirmed this ability, we can do away with the rock ring and the need to remove any rock with mechanical force.

The full scale drilling laboratory we built for developing the 6 ½ inch bit is completely compatible with developing both smaller and larger size PID bits and will significantly reduce the cycle time for new sizes and the reliability of the performance for new size bits.

As a result of an unfavorable decision in the Company’s appeal to NASDAQ, the Company’s stock will be delisted on May 12, 2009 and will trade over-the-counter until such time as deficiencies are corrected.

"We are obviously disappointed about the cancelation of our 6 ½ inch trial but we are at the same time pleased with the significant technical progress we have made in improving the PID bit durability as demonstrated with 100% rock removal by particles alone," stated Jim B. Terry, the Company's President and CEO. "Our new ability to rapidly prototype as a result of having an in-house full scale drilling lab will improve drilling performance while reducing cost and the time required to scale and modify bit sizes.  We are all very optimistic and look forward to our next field trial."

As previously announced, the Special Committee of the Board of Directors has retained Parks Paton Hoepfl & Brown, LLP to serve as the Special Committee's financial advisor in connection with its evaluation and review of any potential strategic alternatives, including a strategic industry joint venture, technology licensing arrangement, sale of the company and any other available alternatives. We have yet to determine which particular strategic alternative to pursue, if any, and do not intend to disclose developments with respect to this evaluation unless and until the Board of Directors has approved a course of action or otherwise deemed disclosure appropriate.

Particle Drilling Technologies' financial results reflect its status as a development stage company during the first quarter of fiscal 2009 generating no revenue. The following is a summary of the quarterly results:

	Three Months Ended March 31,		Six Months Ended March 31,
	2009	2008	2009	2008
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)

Revenues	$-	$-	$-	$-
Gross profit	-	-	-	-
Loss from operations	(1,571,207)	(2,339,338)	(3,596,023)	(5,559,255)
Net loss	(1,571,513)	(2,329,074)	(3,591,295)	(5,555,610)
Net loss per share - basic and diluted	$(0.05)	$(0.08)	$(0.10)	$(0.18)

Particle Drilling Technologies, Inc., headquartered in Houston, Texas, is a development-stage oilfield service and technology company owning several patents and pending patents related to its Particle Impact Drilling technology. The Company’s technology is designed to enhance the rate-of-penetration function in the drilling process, particularly in hard rock drilling environments.

Certain statements in this press release that are not historical but are forward-looking are subject to known and unknown risks and uncertainties, which may cause PDTI’s actual results in future periods to be materially different from any future performance that may be suggested in this press release. Such risks and uncertainties may include, but are not limited to, PDTI’s ability to raise capital, if necessary, and its ability to obtain financing on acceptable terms, if at all, a worldwide downturn in the energy services sector, working capital constraints and other risks described in PDTI’s filings with the SEC. Further, PDTI is a development stage company that operates in an industry sector where securities values are highly volatile and may be influenced by economic and other factors beyond PDTI’s control such as announcements by competitors and service providers.

####

	Three Months Ended March 31,		Six Months Ended March 31,

	2009	2008	2009	2008
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)

Revenues	$-	$-	$-	$-

Operating expenses:
Research and development	813,521	1,546,200	1,779,183	3,327,012
General and administrative	756,939	1,434,859	1,903,064	2,913,964
Gain on sale of assets	747	(641,721)	(86,224)	(641,721)

Total operating expenses	1,571,207	2,339,338	3,596,023	5,599,255

Loss from operations	(1,571,207)	(2,339,338)	(3,596,023)	(5,599,255)

Other income (expenses)
Interest income	863	11,803	7,729	47,507
Interest expense	(1,169)	(1,539)	(3,001)	(3,862)

Total other income (expenses)	(306)	10,264	4,728	43,645

Net loss	$(1,571,513)	$(2,329,074)	$(3,591,295)	$(5,555,610)

Net loss per common share,
basic and diluted	$(0.05)	$(0.08)	$(0.10)	$(0.18)

Weighted average number of
common shares outstanding,
basic and diluted	34,651,201	30,851,502	34,595,330	30,819,479

	March 31,	September 30,
	2009	2008
	(Unaudited)	Audited

ASSETS

Current assets:
Cash and cash equivalents	$503,925	$2,296,143
Accounts receivable	10,000	-
Deferred financing costs, net	71,296	-
Prepaid expenses	142,131	260,686

Total current assets	727,352	2,556,829

Property, plant & equipment, net	410,330	1,213,918

Intangibles, net	1,705,780	1,552,266

Other assets	41,144	41,144

Total assets	$2,884,606	$5,364,157

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payable	$900,435	$850,944
PIK Note payable, net of discount of $304,623	$170,377	$-
Short-term notes payable	8,253	84,277
Current portion of long-term debt	4,229	8,651
Accrued liabilities	172,323	353,881

Total current liabilities	1,255,617	1,297,753

Long-term debt	13,203	15,381
Deferred Rent	139,694	135,531

Stockholders' equity:
Common stock, $.001 par value, 100,000,000 shares authorized,
38,743,435 shares issued and 35,740,349 shares outstanding
at March 31, 2009, and 38,767,018 shares issued and 35,763,932
shares outstanding at September 30, 2008	38,743	38,768
Additional paid-in capital	47,369,458	46,217,538
Treasury stock at cost, 3,003,086 shares	(1,511,817)	(1,511,817)
Deficit accumulated during the development stage	(44,420,292)	(40,828,997)

Total stockholders' equity	1,476,092	3,915,492

Total liabilities and stockholders' equity	$2,884,606	$5,364,157

	Six Months Ended March 31,

	2009	2008
	(Unaudited)	(Unaudited)

Cash flows from operating activities:
Net loss	$(3,591,295)	$(5,555,610)
Adjustments to reconcile net loss to net cash used in operating activities:
Gain on sale of assets	(86,224)	(641,721)
Depreciation and amortization expense	156,468	301,824
Amortization of deferred financing costs	6,482	-
Amortization of discount on note payable	13,756	-
Stock-based employee compensation	908,513	1,418,797
Changes in operating assets and liabilities:
Decrease in note receivable	-	-
(Increase) in accounts receivable	(10,000)	-
(Increase) Decrease in prepaid expenses	118,556	51,046
Increase (Decrease) in accounts payable	49,491	(259,297)
Increase (Decrease) in accrued liabilities	(259,335)	397,457
Decrease in other assets	-	11,418
Increase in other liabilities	4,163	60,996

Net cash used in operating activities	(2,689,425)	(4,215,090)

Cash flows from investing activities:
Payments to purchase property and equipment	(85,492)	(37,332)
Proceeds from the sale of assets	850,050	686,620
Payments to purchase intangibles	(184,727)	(83,989)

Net cash used in investing activities	579,831	565,299

Cash flows from financing activities:
Proceeds from borrowings under loan agreements	400,000	-
Proceeds from issuance of common stock	-	13,200
Repayments of notes payable	(82,624)	(82,242)

Net cash provided by (used in) financing activities	317,376	(69,042)

Net increase (decrease) in cash and cash equivalents	(1,792,218)	(3,718,833)

Cash and cash equivalents - beginning of period	2,296,143	4,461,929
Cash and cash equivalents - end of period	$503,925	$743,096